Exhibit 10.2

GENERAL COMMERCIAL AGREEMENT

To: China Merchants Bank Co., Ltd.

The following terms and conditions (both Part A and Part B) are agreed between each party signing this Agreement as customer (each a "Customer") and China Merchants Bank Co., Ltd. (the "Bank" which includes all the branches and offices of China Merchants Bank Co., Ltd. wherever situated), on the date specified in the Schedule to this Agreement.

(Part A - General Provisions)

1.	Definitions and Interpretation

1.1	In this Agreement:-

"assets" includes present and future properties, revenues and rights of every description;

"Documents" means any documents, bills of exchange, negotiable instruments, documents of title, transport documents,

insurance policies, delivery orders, godown warrants and any other documents processed or handled through the Bank; and

"Exchange Rate" means the rate for converting one currency into another currency which the Bank determines to be prevailing in the relevant foreign exchange market at the relevant time, such determination to be conclusive and binding on the Customer.

1.2	Unless a contrary indication appears, a reference in this Agreement to:-

(a)	a person includes an individual, a company, sole proprietorship, partnership or body unincorporated and its successors and assigns;
(b)	any document includes a reference to that document as amended, varied, supplemented, replaced or restated from time to time;
(c)	a provision of law is a reference to that provision as amended or re-enacted; and
(d)	a Clause or Schedule is a reference to a clause of or a schedule to this Agreement.

1.3
The obligations and liabilities of the Customer to the Bank include all its past, present and future, actual and contingent obligations and liabilities to the Bank, whether incurred alone or jointly with another. If this Agreement is executed by more than one person as Customer, the obligations and liabilities of each Customer under this Agreement are joint and several.

1.4
Each of the rights, powers and remedies given to the Bank under this Agreement are in addition to all other rights, powers and remedies given to it or by virtue of any other security, statute or rule of law.

1.5	Unless the context otherwise requires, words importing the singular include the plural and vice versa and the neuter gender includes the other genders.

1.6	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.	Application

2.1
The terms and conditions contained herein shall apply to any banking facilities or services which the Bank, in its sole discretion, may agree to make available to such extent and in such manner as the Bank thinks fit and shall be subject to such other terms and conditions which may be specified by the Bank from time to time in other documents, agreements or applications.

2.2	In the event of any conflict or inconsistency between the terms and conditions contained herein and the provisions of any agreement between the Customer and the Bank, the latter shall prevail.

3.	Repayment on Demand and Cancellation

3.1
The Customer shall on demand pay to the Bank all monies which are now or will in the future become due, owing or payable to the Bank by the Customer (whether as principal or surety, alone or jointly with any other person).

3.2
Upon such demand being made or the breach of any of the terms and conditions of this Agreement or any other agreement(s) between the Customer and the Bank, all banking facilities and accommodations granted to the Customer by the Bank shall be automatically cancelled and all sums payable to the Bank shall become immediately due and payable.

4.	Payments

4.1
All payments by the Customer to the Bank shall be made without any set-off, counterclaim, deduction, withholding or condition of any kind. If the Customer is compelled by law to make any withholding, or deduction, the sum payable by the Customer shall be increased so that the amount actually received by the Bank is the amount it would have received if there had been no such withholding or deduction.

4.2
Payment by the Customer to the Bank shall be in the currency of the relevant liability or, if the Bank so agrees in writing, in a different currency, in which case the conversion to that different currency shall be made at the Exchange Rate. The Customer shall be liable for any shortfall if the converted currency is less than the outstanding liability.

4.3
Any monies paid to the Bank in respect of the Customer's obligations may be applied in or towards satisfaction of the same or placed to the credit of a suspense account with a view to preserving the Bank's rights to prove for the whole of the Customer's outstanding obligations.

4.4
If any payments paid to the Bank in respect of the Customer's obligations are required to be repaid by virtue of any law relating to insolvency, bankruptcy or liquidation or for any other reason, the Bank shall be entitled to recover such sums from the Customer as if such monies had not been paid.

4.5
No payment to the Bank pursuant to any judgment, court order or otherwise shall discharge the obligation of the Customer in respect of which it was made unless and until payment in full has been received in the currency in which it is payable hereunder and to the extent that the amount of any such payment shall, on actual conversion into such currency at the Exchange Rate, fall short of the amount of the obligation expressed in that currency, the Customer shall be liable for the shortfall.

5.	Drawings Against Uncleared Effects

5.1
If the Bank permits the Customer to draw against funds to be collected or transferred from any account(s), the Customer shall on demand reimburse the Bank in full the amount so drawn if the Bank does not receive the funds in full at the time the Bank ought to have received the same or if, after the Bank has accepted the transfer, the Bank is prevented from collecting or freely dealing with the funds in accordance with usual banking practice.

6.	Treasury Facilities

6.1
Any foreign exchange, options, futures, swaps or other structured or derivatives products ("Treasury Products") applications will only be considered by the Bank subject to its receipt of the documentation that the Bank may require from time to time.

6.2	The terms included or referred to in the relevant confirmation issued by the Bank shall apply to all Treasury Products transactions between the Customer and the Bank.

6.3
The Customer warrants that it will enter into any transaction with the Bank solely in reliance upon its own judgement and at its own risk, and the Bank shall not be responsible for any loss incurred by the Customer, whether or not acting on advice received from the Bank.

6.4
The Bank may from time to time mark the Customer's outstanding Treasury Products contracts to market by reference to the prevailing market rate or quotation in order to calculate the Customer's gain or loss under the contracts. If the Bank determines that the Customer has incurred a loss under any such contracts by the then prevailing mark-to-market calculation, the Customer shall forthwith pay such sum or deliver such collaterals as required by the Bank to cover such loss.

6.5	The Bank has the right to close out and/or terminate any or all outstanding Treasury Products contracts of the Customer if

(a)	the Customer fails to perform any terms of this Agreement including its default in payment;
(b)	the Customer shall become insolvent or generally suspended payment of any debt when due or subject to any bankruptcy or winding-up petition; or
(c)	any circumstances have arisen or continued which, in the Bank's opinion, might adversely affect the Bank's position under the relevant contracts.

Upon closing-out or termination of the Treasury Products contracts, the Customer shall pay to the Bank any loss incurred under those contracts. Such loss shall be determined by the Bank (acting in good faith) based on the replacement market value of the contracts so closed-out or terminated, which determination shall be binding and conclusive on the Customer.

7.	Bills of Exchange Negotiation

7.1
If the Bank agrees to purchase or negotiate any bills of exchange or negotiable instruments of which the Customer is a party, the Customer agrees to guarantee the full payment at maturity of such instruments and to indemnify the Bank against any losses or expenses on a full indemnity basis.

7.2
The Customer agrees to waive the requirement for the Bank to give notice of dishonour and/or to note and protest any dishonoured instruments without affecting the Bank's right of recourse against the Customer.

8.	Security

8.1
The Bank holds all assets of the Customer including those assets held to the Bank's order or for account of the Customer (whether for safe custody, collection, security or for any specific purpose or generally) as continuing security for the payment and discharge of all the Customer's obligations and liabilities to the Bank.

8.2
The Bank may (at any time, without prior notice to the Customer or any other person and in such manner as the Bank thinksfit) sell, dispose of or otherwise deal with any of the assets of the Customer the subject of the security hereby created.

8.3	The Bank may apply the net proceeds of any sale, disposition or dealing in or towards discharge of the Customer's obligations to the Bank in whatever priority that the Bank may determine.

8.4	The Customer shall, upon demand by the Bank:

(a)	provide such further security in form and value as may be required in the opinion of the Bank sufficient to secure any of the Customer's obligations and liabilities to the Bank; and

(b)	execute and deliver to the Bank any documents in form and substance satisfactory to the Bank over any of the Customer's assets as the Bank specifies in any such demand.

9.	Interest, Commission and Fees

9.1
The Bank shall charge interest on any sum(s) outstanding or owing by the Customer from time to time. Unless otherwise specified, interest will accrue on a daily basis and shall be calculated, compounded and payable on such basis and in such manner as the Bank may determine at its absolute discretion.

9.2
The Bank may charge default interest (at such rate or rates as the Bank may determine) on any monies not paid by the Customer when due. The obligation of the Customer to pay default interest on overdue amounts shall continue until all sums owing by the Customer to the Bank have been paid in full.

9.3	The Customer shall pay to the Bank on demand the Bank's commissions, fees and other charges in connection with the banking facilities or services provided by the Bank.

10.	Funds Transfer and Electronic Banking

10.1	For any software or test key provided by the Bank to the Customer, the Customer undertakes that:

(a)	it acknowledges that it does not own any rights in the software and/or test key;
(b)	that the software and/or test key are licensed on an exclusive non-transferable basis to the Customer for use only in relation to services provided by the Bank;
(c)	it will not sell or otherwise transfer any of the software and/or test key, or share its use with any third party or copy it without the Bank's prior written consent; and

(d)
it will keep the software and/or test key and all relevant information secure and confidential and will not allow any person to assess it other than the Customer's staff and agents who need to do so in connection with the services provided by the Bank and will ensure that they will also keep such information confidential.

10.2
The Customer agrees that any instructions given to the Bank shall be subject to such terms and conditions, administrative rules, guidelines and procedures governing funds transfer services as the Bank may from time to time establish and distribute. The Customer shall strictly follow all such administrative rules, guidelines and procedures and bear all the consequences for its failure to do so.

10.3
Without prejudice to and in addition to Clauses 11 and 13, the Customer shall indemnify and hold the Bank, its officers, employees and agents harmless from and against any loss, damages, claims or other consequences which may arise or result from providing any funds transfer services for the Customer by the Bank, save where caused directly by negligence on the part of the Bank.

11.	Cost and Expenses

11.1
The Customer shall pay to the Bank on demand and indemnify against the Bank all costs and expenses (including legal costs) in connection with the performance, perfection or enforcement of or preservation of rights under this Agreement or any security provided by the Customer or any third party in respect of the Customer's obligations to the Bank.

11.2
These costs and expenses are payable by the Customer notwithstanding that the Customer's applications for the banking facilities are not accepted or the banking facilities are cancelled, modified or withdrawn at any time before completion of the relevant transaction.

12.	Insurance and Valuation

12.1
The Customer shall maintain insurance coverage against loss and damages (insurable value and types of risks are determined by the Bank from time to time) with insurance companies acceptable to the Bank with respect to assets in which the Bank has an interest failing which the Bank may cover the insurance at the expense of the Customer.

12.2
The Bank's interest shall be duly noted on the policies or relevant insurance documents and the amount due under any insurance shall be paid to the Bank. The Customer shall, upon request, lodge with the Bank all evidence of such insurance.

12.3
For real properties charged to the Bank, a full valuation report is required before the banking facilities are utilized and an updated valuation report is required at any time that the Bank may think fit. All the valuation fees are for the account of the Customer.

13.	Indemnity

13.1
The Customer shall indemnify the Bank and keep the Bank indemnified against all claims, demands, actions, liabilities, damages, costs, losses and expenses or other consequences which may arise or result from providing the banking facilities or services to the Customer, save where caused directly by negligence on the part of the Bank.

13.2
The Customer shall, upon request by the Bank, forthwith appear and defend at its own cost and expense any action which may be brought against the Bank in connection with any banking facilities or services provided by the Bank to the Customer.

14.	Set-Off

14.1
The Bank may, at any time and without notice, combine or consolidate all the Customer's accounts with the Bank, its holding company or subsidiaries or associated companies and apply any credit balance to which the Customer is entitled in or towards satisfaction of any obligation and liabilities (whether or not matured, actual, future, contingent, unliquidated or uncertained) owed by the Customer to the Bank, regardless of the currency, the place of payment or the office through which the Bank is acting.

14.2
For this purpose, the Bank is authorised to purchase, at the Exchange Rate, such other currencies as may be necessary to effect such application with the monies standing to the credit of such accounts. The Customer shall be liable for any shortfall if the converted currency is less than the outstanding liability.

14.3
If any of the Customer's obligations and liabilities owed to the Bank is unliquidated or unascertained, the Bank may set off an amount estimated by it in good faith to be the amount of that obligation.

15.	Lien and Power of Sale

The Bank shall have a lien on all property of the Customer coming into the possession or control of the Bank, for custody or any other reason and whether or not in the ordinary course of banking business, with power for the Bank to sell such property to satisfy any obligations owed by the Customer to the Bank.

16.	Disclosure

16.1
Any personal data relating to the Customer may be used and disclosed for such purposes and to such persons as may be in accordance with the Bank's policies on the use and disclosure of personal data set out in statements, circular, terms and conditions or notices made available by the Bank to its customers from time to time. (This sub-clause does not apply if the Customer is a limited company.)

16.2
The Bank is authorised to disclose and transfer from time to time all information in connection with the Customer's accounts and business with the Bank (including credit balances and any security given) to:

(a)	its holding company and any of its offices, branches, related companies or associates;
(b)	any actual or proposed participant or sub-participant in, or assignee or novatee of the Bank's right in relation to the banking facilities and/or Customer's accounts;
(c)	any agent, contractor or third party service provider which provides services of any kind to the Bank in connection with the operation of its business;
(d)	any financial institution with which the Customer has or proposes to have dealings to enable credit checks to be conducted on the Customer; or
(e)	any actual or proposed guarantor or security provider (or their adviser).

The Customer also consents to the disclosure of any of its information by the Bank or any of its related or associated companies if required or permitted to do so by any law, regulation, court order or any regulatory authority in any jurisdiction.

17.	Customer's Consent

The Customer consents and acknowledges that the Bank may provide the following information to any individual guarantor or other security provider in respect of any banking facilities extended to the Customer:

(a)	a copy of the contract evidencing the obligations to be guaranteed or secured or a summary of such contract;
(b)	a copy of any formal demand for overdue payment which may by sent to the Customer after it has failed to settle an overdue amount; and
(c)
from time to time on request by the guarantor or provider of security, a copy of the Customer's latest statement of account or other information showing the financial status of the Customer and/or credit facilities extended to the Customer.

18.	Authorisation

18.1
The Customer hereby authorises the Bank to appoint any other person (including correspondent, agent or third party contractor) in relation to the banking facilities or services and the Bank may delegate any of its powers in this Agreement to such person.

18.2
To secure due performance of obligations by the Customer under this Agreement, the Customer irrevocably and unconditionally authorises the Bank to be the Customer's true and lawful representative (with full power of delegation and substitution) to execute, sign and do all documents, acts and things (in the name of the Customer or otherwise) for carrying out any of the Customer's obligations or for exercising the Bank's rights under this Agreement.

18.3	The Customer irrevocably authorises the Bank to debit any of its accounts maintained with the Bank for any sums due or owing to the Bank.

19.	Evidence and Calculation

Any certificate, notice of confirmation of a contract or determination by the Bank of a rate, amount or particulars of the relevant contract under this Agreement is, in the absence of manifest error, conclusive of the matters to which it relates.

20.	Limitation on Liability

20.1	The Bank, its agent and correspondent shall not be liable to the Customer for any action taken or not taken by them unless directly caused by their negligence or misconduct.

20.2
Notwithstanding that the Customer may have given instructions to the contrary, the Bank shall not be liable to the Customer for any loss or damage which may have caused by the Bank acting in accordance with applicable laws, regulations or rules or with the terms and conditions of the Bank's agreements with other financial institutions regarding the business dealings with those institutions.

21.	Continuing Agreement, Waivers and Remedies

21.1
This is a continuing agreement and all the rights, powers and remedies under this Agreement shall apply to all the Customer's obligations to the Bank notwithstanding any event affecting the capacity of the Customer to be bound by this Agreement.

21.2	This rights of the Bank hereunder:-

(a)	may be exercised as often as necessary;
(b)	are accumulative and not exclusive of its rights under the general law; and
(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such rights is not a waiver of that right.

22.	Severability

If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability of any other provision of this Agreement or the legality, validity or enforceability of such provision in any other jurisdiction.

23.	Further Obligations

Nothing herein shall impose any obligation on the Bank to provide or continue any banking facilities or other accommodation or services to the Customer. Any of the banking facilities granted by the Bank to the Customer may be terminated, discontinued or restructured by the Bank at its absolute discretion with or without notice to the Customer.

24.	Variation

The Bank may, at its absolute discretion, by notice to the Customer vary, amend or supplement any of the terms of this Agreement. Such variation, amendment or supplement shall take effect on the date of the notice setting out details of such variation, amendment or supplement or, if later, the date specified in the notice.

25.	Change in Constitution or Partnership

25.1
All securities, agreements, obligations given or undertaken by the Customer shall continue to be valid and binding notwithstanding any change in the constitution of the Customer, by amalgamation, consolidation, reconstruction or otherwise.

25.2
If the Customer is a partnership, the dissolution of the partnership for any reason shall not affect the liabilities of the Customer as partner(s) until the Bank receives written notice from the Customer to such effect but no notice shall affect the Customer's liability for any transaction made prior to the Bank's receipt of such notice.

25.3
In the case of the death of a partner, the liability of the estate of the deceased partner to the Bank shall cease only with regard to transactions made with the Bank subsequent to the receipt by the Bank of written notice of the death of the deceased partner.

26.	Assignment

26.1	The Customer may not assign or transfer all or any of its rights, benefits or obligations under or referred to in this Agreement without the Bank's prior written consent.

26.2	The Bank may at any time assign or transfer to any person all or any of its rights, benefits or obligations under or referred to in this Agreement or change its lending office.

27.	Notices

27.1	Any notice given by the Bank to the Customer shall be deemed to have been received:-

(a)	if delivered personally, at the time of delivery;
(b)	if sent by post, two or seven working days after posting to an address in Hong Kong or overseas respectively; and
(c)	if by facsimile or e-mail, when confirmed by an activity report confirming the facsimile number or e-mail address to which such notice was successfully sent.

27.2	The address, facsimile number and/or e-mail address of the Customer are those set out in this Agreement or those last known to the Bank.

27.3	Any notice by the Customer to the Bank shall be deemed to have been given only on actual receipt.

28.	Governing Law and Jurisdiction

This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong Special Administrative Region ("Hong Kong"). The Customer hereby irrevocably submits to the non-exclusive jurisdiction of the Hong Kong.

(Part B - Trade Finance Provisions)

1.	Application

1.1
Each documentary credit shall be subject to the Uniform Customs and Practice for Documentary Credits ("UCP") of the International Chamber of Commerce ("ICC") (including eUCP, if applicable) as are in effect from time to time.

1.2
Each standby letter of credit shall be subject to the UCP or International Standby Practices ("ISP") of the ICC (as stipulated in the relevant application form(s) or the text of the instrument) as are in effect from time to time.

1.3
Each guarantee, bond or payment undertaking issued by the Bank shall be subject to ISP, Uniform Rules for Demand Guarantees ("URDG") of the ICC as are in effect from time to time or the governing law as stipulated in the relevant application form(s) or the text of the instrument.

1.4	Collection (either documentary or clean) shall be subject to the Uniform Rules for Collections ("URC") of the ICC as are in effect from time to time.

1.5	In the event of any conflict or inconsistency between this Agreement and the UCP, ISP, URC, URDG or any other ICC rules, this Agreement shall prevail.

2.	Commercial Documentary Credits / Standby Letters of Credit / Guarantees / Bonds / Indemnities or the like (the "Undertakings")

2.1	The Bank is authorised to accept and pay all documents drawn or purporting to be drawn and presented or negotiated under each of the Undertakings issued by the Bank.

2.2	The Bank may restrict negotiations of any documentary credit or standby letter of credit to its own offices or to any correspondent or agent of its choice.

2.3
The Customer will reimburse the Bank on demand any amount paid by the Bank and will pay the Bank no later than the applicable date an amount equal to the amount due under each of the Undertakings issued by the Bank or any bills of exchange accepted by the Bank under any inward collection transactions.

2.4	The Customer agrees that the Bank is fully entitled to reject any discrepant documents presented under any of the Undertakings notwithstanding that the Customer may have waived such discrepancies.

2.5
The Customer agrees that the Bank may, at its sole discretion and without notice or consent from the Customer, amend the terms and conditions submitted by the Customer and/or insert additional terms and conditions into the Undertakings as the Bank thinks appropriate including cancellation of the whole or any unused balance of any Undertakings issued by the Bank.

2.6
The Customer agrees and undertakes to examine the customer copy of each of the Undertakings issued by the Bank and irrevocably agrees that failure to give a notice of objection about the contents of the Undertakings within 10 calendar days after the sending of the customer copy of the Undertakings to the Customer by the Bank shall be deemed to have agreed to waive any rights to raise objections or pursue any remedies against the Bank in respect thereof.

3.	Back-to-back Credit

3.1
If the Bank issues any documentary credit for the account of the Customer ("Back-to-Back Credit") against the support of a documentary credit issued in favour of the Customer ("Master Credit"), the Bank is authorised (but not obliged) to:-

(a)	retrieve the documents presented under the Back-to-Back Credit and to take any actions that the Bank thinks appropriate for the drawing of the Master Credit;
(b)	negot iate or discount the Master Credit; and
(c)
apply the proceeds of the Master Credit to pay the corresponding drawing(s) under the Back-to-Back Credit irrespective of discrepancies in any of the presented documents (all of which, if any, are hereby waived).

3.2	The Customer shall not, without the Bank's prior written consent, assign the proceeds of any Master Credit to any other party or accept or reject any amendment to any Master Credit.

4.	Assignment of Export Credit Proceeds

If the Bank makes a loan to the Customer against an export documentary credit deposited by the Customer with the Bank, the Customer shall absolutely assign all its rights, title, interests and benefits in and to all the proceeds of such documentary credit as continuing security for the payment and discharge of the Customer's obligations and liabilities to the Bank under this Agreement. All monies received by the Bank in respect of such documentary credit shall be applied to discharge the obligations and liabilities of the Customer in such order and manner as the Bank determines.

5.	Export Documents

5.1
Notwithstanding the provisions of the UCP or other ICC rules, the Customer hereby expressly agrees that the Bank will have full recourse against it and it will reimburse the Bank on demand for any advances (including purchase, negotiation or financing of any draft(s) and/or documents) against any Documents which have not been duly taken on presentation or in respect of which payment has not been duly made to the Bank on the due date due to whatever reason.

5.2
The Customer will refund to the Bank on demand for any monies received by the Customer under any guarantee or indemnity countersigned or issued by the Bank covering discrepancies of the Documents if such Documents are subsequently not accepted or not paid due to whatever reason.

6.	Pre-Shipment Loan

6.1
In respect of any pre-shipment loan application, the Customer undertakes to present to the Bank the Documents for negotiation/ presentation properly drawn and conforming to the terms and conditions of the export documentary credit referred to in such application as soon as available and in any case not later than the latest presentation period stipulated in the credit.

6.2
If the Customer fails to deliver the Documents to the Bank on or before the agreed date mentioned above, the Customer shall immediately pay to the Bank in full all advances made by the Bank pursuant to the relevant pre-shipment loan together with all interest accrued.

7.	Pledge of Goods

7.1
In consideration of the banking facilities extended by the Bank, the Bank shall have a pledge on the goods or Documents relating to the goods until all the obligations owed by the Customer to the Bank have been fully discharged.

7.2
The pledge shall be a continuing security, in addition to any other security held by the Bank and the Bank is authorised to sell, dispose of or otherwise deal with any of the goods or Documents subject to the pledge.

7.3	The risks in the goods shall be with the Customer and the Bank shall not be responsible for any loss or damage or depreciation in value of any goods or Documents held by the Bank as security.

8.	Release of Pledged Goods

If any goods or Documents relating to goods pledged to the Bank are released to the Customer or to its order, the Customer shall execute and deliver to the Bank trust receipts in form and substance satisfactory to the Bank together with any other documentation that the Bank may require.

9.	Trust Receipts

9.1
For shipping or other documents in respect of such pledged goods which have been handed over to the Customer, the Customer shall hold such goods, bills of lading or other transport documents, certificates or receipts on trust for the Bank and shall sign a trust receipt agreement in the form required by the Bank. The Bank and/or its agent may at any time inspect such goods and take possession thereof and the Customer shall arrange for the inspection and possession by the Bank.

9.2
For goods held by the Customer on trust for the Bank, the Customer shall dispose of such goods only to bona fide buyers for full value and on normal commercial terms. Proceeds of the goods shall be received and held by the Customer on trust for the Bank.

10.	Shipping Guarantees

10.1
If the Bank, at the request of the Customer, countersigns or issues letters of guarantee or indemnity covering the release of goods without production to the shipping companies, carriers or forwarding agents of the relevant bills of lading or other transport or title documents, the Customer undertakes that:

(a)	it will use its best endeavours to obtain the relevant bills of lading, transport or title document;
(b)
upon receipt of the bills of lading, transport or title documents, the Customer shall deliver them to the Bank and procure the release of the Bank from any shipping guarantee or indemnity given and the return of the relevant shipping guarantee or indemnity to the Bank for cancellation;

(c)	it will waive all discrepancies that may appear in the import documents and accept all such documents presented under the relevant documentary credit; and
(d)
it will, on demand by the Bank, deposit with the Bank such sum of money or security equal to the Bank's obligations in respect of the shipping guarantees or indemnities given by the Bank until they are released and returned to the Bank.

10.2
The Customer authorises the Bank to honour any relevant drawings without examining the presented Documents and to endorse and countersign in the Customer's name or otherwise all relevant bills of lading, title documents, transport documents, insurance documents or any negotiable instruments as the Bank thinks appropriate.

11.	Undertakings

The Customer represents and undertakes to the Bank that:-

(a)	it will provide the Bank with evidence of insurance acceptable to the Bank for all the transactions that the Customer is responsible for covering the relevant insurance;
(b)	it will not accept any amendments to any Master Credit, Back-to-Back Credit or export documentary credit provided under any pre-export credit facility without the Bank's prior written consent;
(c)	it is the sole beneficial owner of the goods and Documents and no goods or Documents pledged or hypothecated to the Bank are or shall be subject to any lien or charge in favour of any other person;
(d)
it will pay all costs of and incidental to the transportation, insurance and storage of the goods and the cost of compliance with any reserve or similar requirement which may be imposed on or in connection with any Undertakings;

(e)	it will not encumber, transfer, sell, dispose of or otherwise deal with the Documents and/or the goods except as directed by or with the prior consent of the Bank;
(f)	it will not take any action which might prejudice the value of the goods and/or the effectiveness of the pledge;
(g)	it will keep the goods and/or the sales proceeds of the goods separate from any other property or accounts respectively of the Customer or other persons;

(h)	it will, at the request of the Bank, provide the Bank with such information concerning the Documents, and any sales proceeds holding on trust for the Bank;
(i)	it will keep the Bank informed of the whereabouts of the goods and of any change in the condition, market price, quality or quantity of the goods; and
(j)	it will execute such documents and performs such acts as the Bank may consider expedient in connection with the exercise of its powers and rights hereunder.

12.	Authorisation

The Customer hereby expressly authorises the Bank:-

(a)	to make payment forthwith when due or on demand under any Undertakings issued by the Bank and to debit the Customer's accounts for such payment without reference to the Customer or any other person;.
(b)	to apply any export proceeds or monies received by the Bank for the Customer to discharge any sum owing or payable to the Bank by the Customer in such order and manner that the Bank determines;
(c)	to land, ship, store, insure and to inspect the goods at any time; and
(d)	to notify any other person of its interest in the Documents and the goods.

13.	Limitation on Liability

13.1
The Bank and/or its agent, acting in good faith and in accordance with its normal policy or practice is entitled to honour claims drawn under any documentary credit issued by the Bank at the request of the Customer notwithstanding that the Bank and/ or its agent is not obliged or ought to reject such claims under the documentary credit or standby letter of credit and/or the applicable edition of UCP, ISP or other ICC rules on the ground that there are discrepancies.

13.2
The Bank is not responsible for any goods, Documents or items in its possession beyond the exercise of reasonable care and shall not be held liable for the default or negligence of any selected agent (provided that the Bank has exercised reasonable care in appointing such agent) or correspondent or for any losses incurred in transit.

SCHEDULE

Date of execution:  __________________________________________________________

Details of Process Agent: Name:                                                                                             Fax:  _____________________________________________
(if applicable#)
Address:  _____________________________________________________________________
                  _____________________________________________________________________

Details of the Customer: (1) Name:                                                                                             Fax:  _____________________________________________

Type: Individual/Sole Proprietor/Partnership/Limited Company*

Address:  _____________________________________________________________________
_________________________________________________E-mail: ____________________________

(2)   Name:                                                                                             Fax:  _____________________________________________

Type: Individual/Sole Proprietor/Partnership/Limited Company*

Address:  _____________________________________________________________________

_________________________________________________E-mail: ____________________________

(3)  Name:                                                                                             Fax:  _____________________________________________

Type:  Individual/Sole Proprietor/Partnership/Limited Company*

Address:  _____________________________________________________________________
_________________________________________________E-mail: ____________________________

Note:
# Complete unless the Customer (if a company) is incorporated in Hong Kong or is a foreign company registered under section 333 of the Companies Ordinance of Hong Kong or if a partnership, sole proprietorship or an individual(s) is (are) ordinary resident in Hong Kong. The Process Agent is appointed to accept service of any proceedings in the courts exercising jurisdiction in Hong Kong.

* Delete if inapplicable

EXECUTION

Executed by:

Customer (1):

Signature: __________________________________  Signature:  _____________________________________

Name:       ___________________________________ Name:   ________________________________________

Witness:

Signature:_____________________________________________________________________

Name: ___________________________________  I.D. Card/Passport No.: ________________________________________

Address:  __________________________________________________________________________

Customer (2):

Signature: __________________________________  Signature:  _____________________________________

Name:       ___________________________________ Name:   ________________________________________

Witness:

Signature:_____________________________________________________________________

Name: ___________________________________  I.D. Card/Passport No.: ________________________________________

Address:  __________________________________________________________________________

Customer (3):

Signature: __________________________________  Signature:  _____________________________________

Name:       ___________________________________ Name:   ________________________________________

Witness:

Signature:_____________________________________________________________________

Name: ___________________________________  I.D. Card/Passport No.: ________________________________________

Address:  __________________________________________________________________________

Note:

If the Customer is a company:

•
A certified copy of the Customer’s Certificate of Incorporation, Business Registration Certificate, Memorandum and Articles of Association (“M & A”) or equivalent constitutional documents and board resolutions should be supplied.

•	It is advisable to insert the title of the authorised signer beside his/her name.

If the Customer is an individual a sole proprietor or partnership:

•	A copy of the Customer’s I.D. Card or Passport should be supplied (unless already supplied).
•	A certified copy of the sole proprietor’s or partnership’s (as the case may be) Business Registration Certificate should be supplied.
•	Only one signature is required for each Customer if the Customer is a sole proprietor.
•	All partners should sign this Agreement if the Customer is a partnership.

* Delete if inapplicable